UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company  ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Groupon, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on June 16, 2020 (the “Original Filing”). The Company is filing this Amendment No. 1 (the “Amendment”) to the Original Filing solely for the purpose of correcting an administrative error for one metric contained in the Supplemental Financial and Operating Metrics Table (the “Table”) contained in the press release. Specifically, the Amendment corrects the number of historical active customers set forth in the Table for the first through fourth quarters of 2019.

This Amendment does not modify or update any other disclosures in, or exhibits to, the Original Filing, except as set forth above. Furthermore, this Amendment does not change any previously reported financial results or operating metrics, nor does it reflect events occurring after the date of the Original Filing. All other information contained in the Original Filing remains unchanged. Accordingly, this Amendment should be read in conjunction with the Original Filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
99.1	Earnings Press Release dated March 31, 2020 (only the corrected Table is filed in this Amendment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 17, 2020
By: /s/ Melissa Thomas Name: Melissa Thomas Title: Chief Financial Officer